Exhibit 99.2
Offer by HSBC Holdings plc (“HSBC”)
to exchange
7.35% Subordinated Notes due 2032 of HSBC, CUSIP No. 404280AE9
which have been registered under the Securities Act of 1933, as amended
(the “New 7.35% Notes”)
for any and all Outstanding
7.35% Subordinated Notes due 2032 of HSBC, CUSIP Nos. 404280AC3 and G4634UAU6
(the “Old 7.35% Notes”)
and
to exchange
7.625% Subordinated Notes due 2032 of HSBC, CUSIP No. 404280AF6
which have been registered under the Securities Act of 1933, as amended
(the “New 7.625% Notes” and, together with the New 7.35% Notes, the “New Notes”)
for any and all Outstanding
7.625% Subordinated Notes due 2032 of HSBC, CUSIP Nos. 404280AD1 and G4634UAV1
(the “Old 7.625% Notes” and, together with the Old 7.35% Notes, the “Old Notes”)
pursuant to the terms of
the Prospectus, dated        ●       , 2005
TO: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
      HSBC Holdings plc, an English public limited company (the “Company”), is offering, subject to the terms and conditions set forth in its prospectus, dated        ●       , 2005 (the “Prospectus”), relating to the offers to exchange (collectively, the “Exchange Offer”) New 7.35% Notes for an aggregate principal amount of up to $222,042,000 of the Old 7.35% Notes and to exchange New 7.625% Notes for an aggregate principal amount of up to $487,913,000 of the Old 7.625% Notes. The form and terms of the New Notes are substantially identical to the Old Notes, except that the New Notes have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and will not bear any legends restricting their transfer.
      The Company will not be required to complete the exchange offer, if the Commission will not have declared prior to the Expiration Date effectiveness of a registration statement on which the New Notes are to be registered. The Exchange Offer is subject to other customary conditions, although the Company is free to waive such condition with respect to the Exchange Offer. The Exchange Offer, however, is not conditioned on any minimum number of Old Notes being tendered.
      Please contact your clients for whom you hold outstanding Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold outstanding Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their names, we are enclosing the following documents:

1.	A Prospectus dated ● , 2005;

2.	A Letter of Transmittal for your use and for the information of your clients; and

3.	A form of letter which may be sent to your clients for whose accounts you hold outstanding Old Notes registered in your name or in the name of your nominee, together with a form of letter of instructions from your client with regard to the Exchange Offer
YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        ●       , 2005, UNLESS EXTENDED OR EARLIER TERMINATED IN ACCORDANCE WITH THE PROSPECTUS (THE “EXPIRATION DATE”).

      A holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

•	tender the Old Notes by sending the certificates for the Old Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth in the Letter of Transmittal; or

•	tender the Old Notes by using the book-entry procedures described in the Prospectus under the heading “The Exchange Offer—Procedures for Tendering—Tender of Old Notes with DTC” and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message instead of the Letter of Transmittal, to the Exchange Agent, and otherwise comply with the procedures described in the Prospectus under the heading “The Exchange Offer—Procedures for Tendering—Tender of Old Notes with DTC”.
      The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange offer of outstanding Old Notes in the Exchange Offer, except as set forth in instruction 6 of the Letter of Transmittal.
      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth in the Letter of Transmittal.

Very truly yours,

HSBC Holdings plc
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF HSBC HOLDINGS PLC OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.